Exhibit 99.1
Keros Therapeutics Announces $5 Million Share Repurchase Authorization

LEXINGTON, Mass., September 8, 2026 (GLOBE NEWSWIRE) -- Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins, today announced that its Board of Directors has approved a $5 million share repurchase program of the Company’s common stock following receipt of a $20 million development milestone payment under the license agreement of elritercept with Takeda Pharmaceuticals U.S.A., Inc., following the dosing of the first patient in the ELRiSE MDS clinical trial. This approval grants Keros’ management the authority to repurchase outstanding shares of the Company’s common stock, from time to time, in the open market and/or by such other means in accordance with applicable state and federal securities laws.

The timing and amount of any repurchases will depend on a variety of factors, including the market price of the Company’s common stock, general market and economic conditions, contractual limitations and other considerations. The program may be modified, suspended or discontinued at any time, and does not obligate the Company to repurchase any dollar amount or number of shares.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. Keros is a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including skeletal muscle, bone, adipose, heart tissue and blood. By leveraging this understanding, Keros has discovered and is developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. Keros’ lead product candidate, rinvatercept, is being developed for the treatment of Duchenne muscular dystrophy and for the treatment of amyotrophic lateral sclerosis. Keros’ most advanced product candidate, elritercept, is being developed for the treatment of cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndromes and in patients with myelofibrosis.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “may,” “potential,” “will” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: the Company’s share repurchase program, including the timing, manner and amount of any repurchases; and Keros’ capital allocation strategy and plans for use of its capital resources. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: risks related to the Company’s ability to repurchase shares, including market conditions, stock price fluctuations, and regulatory and contractual constraints; Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, rinvatercept and elritercept; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 3, 2026, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Justin Frantz
jfrantz@kerostx.com
617-221-6042